Exhibit 4.29

SECURITY AGREEMENT

This is a Security Agreement covering personal property

as well as other property real and/or personal.

WASHINGTON NATURAL GAS COMPANY

TO

HARRIS TRUST AND SAVINGS BANK,

                                                                         Trustee

AND

R. G. MASON,

                                                                 Co-Trustee

SIXTEENTH SUPPLEMENTAL INDENTURE

Dated as of June 1, 1977

SUPPLEMENTING

INDENTURE OF FIRST MORTGAGE

Dated as of April 1, 1957

SECURITY AGREEMENT

This is a Security Agreement covering personal property

as well as other property real and/or personal

SIXTEENTH SUPPLEMENTAL INDENTURE dated as of June 1, 1977 and made by and between WASHINGTON NATURAL GAS COMPANY, as Debtor (its Federal identification number being 91-0461030), a corporation organized and existing under the laws of the State of Delaware (hereinafter called the “Company”), whose mailing address and address of its principal place of business is 815 Mercer Street, Seattle, Washington 98111, party of the first part, HARRIS TRUST AND SAVINGS BANK, as Trustee and Secured Party (its federal identification number being 36-1194448), a corporation duly organized and existing under the laws of the State of Illinois and having its principal place of business at 111 West Monroe Street, Chicago, Illinois 60690 (hereinafter called the “Trustee”), party of the second part, and R. G. MASON, as Co-Trustee and Secured Party (whose Social Security No. is ###-##-####), and whose residence address is 405 Carter Street, Libertyville, Illinois 60048 (hereinafter called the “Co-Trustee”), party of the third part, the mailing address of each of whom is 111 West Monroe Street, Chicago, Illinois 60690.

WHEREAS, the Company has heretofore executed and delivered to the Trustee its Indenture of First Mortgage dated as of April 1, 1957 (hereinafter called the “Original Indenture” or as heretofore supplemented and modified and as supplemented by this Sixteenth Supplemental Indenture hereinafter called the “Indenture”) in order, among other things, to secure, as provided therein, the payment of the principal of and premium, if any, and interest on its Bonds at any time issued and outstanding thereunder; and

WHEREAS, the Company has heretofore executed and delivered to the Trustee fifteen indentures supplemental to the Original Indenture including its First Supplemental Indenture, dated as of April 1, 1957, naming and appointing, pursuant to the provisions of Section 15.18 of the Original Indenture, R. H. Long, an individual, to act as Co-Trustee jointly with the Trustee of all or any of the property subject to the lien of the Original Indenture as from time to time supplemented; and

WHEREAS, Section 15.18 of the Original Indenture further provides for the resignation of a co-trustee and the appointment of a successor to a co-trustee having so resigned, R. H.

Long hereby tenders his resignation as Co-Trustee and the Company and the Trustee desire that R. G. Mason, third party named above, be appointed as successor Co-Trustee upon acceptance of said resignation and said R. G. Mason is, in all respects, duly qualified to serve as such successor Co-Trustee; and

WHEREAS, all things necessary to constitute this Sixteenth Supplemental Indenture a valid and binding instrument according to its terms have been done and performed, and the execution and delivery thereof have been in all respects duly authorized;

NOW, THEREFORE, this Sixteenth Supplemental Indenture witnesseth as follows:

1. The undersigned R. H. Long hereby resigns as Co-Trustee under the Indenture, such resignation to take effect upon the appointment of a successor Co-Trustee eligible to act under the Indenture and the acceptance of such trusteeship by said successor Co-Trustee;

2. Each of the undersigned, Washington Natural Gas Company and Harris Trust and Savings Bank, hereby accepts the resignation of said R. H. Long as such Co-Trustee and hereby names, constitutes and appoints R. G. Mason as successor Co-Trustee under the Indenture, to succeed said R. H. Long, resigned, such appointment of R. G. Mason to take effect upon his acceptance of his appointment by his execution of this Sixteenth Supplemental Indenture, and upon such acceptance he shall be vested, without any further act, deed or conveyance, with all the estates, properties, rights, powers, trusts, duties and obligations of his predecessor Co-Trustee, with like effect as if originally named as a Co-Trustee in said First Supplemental Indenture, all as pro-vided in Sections 15.18 and 15.19 of the Original Indenture; and

3. The undersigned R. G. Mason hereby accepts said appointment as Co-Trustee under the Indenture, to succeed said R. H. Long, resigned.

IN WITNESS WHEREOF, R. H. LONG has hereunto set his hand and seal to effect his resignation and WASHINGTON NATURAL GAS COMPANY has caused this Sixteenth Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary, and HARRIS TRUST AND SAVINGS BANK has caused this Sixteenth Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary and the said R. G. MASON has hereunto set his hand and seal, all on the dates of their respective acknowledgments appearing below but effective as of the day and year first above written.

/s/ R. H. LONG
R. H. LONG
CO-TRUSTEE
WASHINGTON NATURAL GAS COMPANY

/s/ JAMES A. THORPE
(Corporate Seal)	President

Attest:

/s/ CHAS. H. PETEK
Secretary

HARRIS TRUST AND SAVINGS BANK
As Trustee

/s/ J. L. SPRENG
(Corporate Seal)	Vice President

Attest:

/s/ J. E. KRUEGER
Assistant Secretary

/s/ R. G. MASON
R. G. MASON
Co-Trustee

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)

On this 7th day of July, 1977, before me personally appeared JAMES A. THORPE, to me known to be the President of WASHINGTON NATURAL GAS COMPANY, the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

/s/ MARY COOMES
NOTARY PUBLIC in and for the State of
(Notarial Seal)	Washington, residing at: BURTON

STATE OF ILLINOIS	)
	)	ss.
COUNTY OF COOK	)

On this 11th day of July, 1977, before me personally appeared J. L. SPRENG, to me known to be a Vice President of HARRIS TRUST AND SAVINGS BANK, the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

/s/ LAVETTE C. SEAY
NOTARY Cook County, Illinois

(Notarial Seal)	My Commission Expires November 29, 1980

STATE OF FLORIDA	)
	)	ss.
COUNTY OF LEE	)

I hereby certify that on this day before me, an officer duly authorized in this state aforesaid and in the county aforesaid to take acknowledgments, personally appeared R. H. LONG, to me known to be the person described in and who executed the foregoing instrument, and acknowledged before me that he executed the same.

WITNESS my hand and official seal in the county and state last aforesaid this 30th day of June, 1977.

/s/ DEBORAH T. ROLOFSON
(Notarial Seal)	NOTARY PUBLIC-State of Florida at Large. My Commission Expires:

Deborah T. Rolofson
Notary Public
My Commission Expires
March 14, 1978

STATE OF ILLINOIS	)
	)	ss.
COUNTY OF COOK	)

On this 11th day of July, 1977, before me personally appeared R. G. MASON, ‘to me known to be the individual who executed the within and foregoing instrument, and acknowledged to me that he executed the same as his free and voluntary act and deed, for the uses and purposes therein mentioned.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

/s/ LAVETTE C. SEAY
NOTARY Cook County, Illinois

(Notarial Seal)	My Commission Expires November 29, 1980